UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 3, 2026
 _________________________
OUTFRONT Media Inc.
(Exact name of registrant as specified in its charter)
 __________________________

Maryland	001-36367	46-4494703
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

90 Park Avenue, 9th Floor
New York,	New York	10016
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 297-6400
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	OUT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, OUTFRONT Media Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders on June 3, 2026 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved, among other things, the OUTFRONT Media Inc. Amended and Restated Omnibus Stock Incentive Plan (the “Amended and Restated Omnibus SIP”). The Amended and Restated Omnibus SIP was previously approved by the Company’s board of directors (the “Board”) on April 16, 2026.

The Amended and Restated Omnibus SIP is substantially similar to the prior version of the plan, except that the Amended and Restated Omnibus SIP increases the number of shares of the Company’s common stock reserved for issuance under the Company’s prior plan by 3,373,000 shares, so that the aggregate number of shares reserved for issuance under the Amended and Restated Omnibus SIP is 22,948,000 shares, comprised of the 8,000,000 shares initially reserved for issuance under the original plan approved on March 27, 2014, 5,100,000 additional shares reserved for issuance under the prior plan approved on June 10, 2019, the 6,475,000 additional shares reserved for issuance under the prior plan approved on June 6, 2023, plus the 3,373,000 new shares.

The foregoing summary does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amended and Restated Omnibus SIP, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held the Annual Meeting on June 3, 2026. At the Annual Meeting, the Company’s stockholders voted for (1) the re-election of nine incumbent directors, Michael Barrett, Nicolas Brien, Mark Carleton, Angela Courtin, Manuel A. Diaz, Michael J. Dominguez, Peter Mathes, Nicolle Pangis and Susan M. Tolson, to the Board; (2) the ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2026; (3) the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers; and (4) the approval of the Amended and Restated Omnibus SIP. The final voting results on each of the matters submitted to a vote of stockholders at the Annual Meeting were as follows:

(1) Election of nine director nominees.

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Michael Barrett	154,644,385	433,059	27,131	8,678,401
Nicolas Brien	154,450,564	628,019	25,992	8,678,401
Mark Carleton	154,589,607	487,667	27,301	8,678,401
Angela Courtin	118,265,487	36,810,963	28,125	8,678,401
Manuel A. Diaz	154,302,346	775,868	26,361	8,678,401
Michael J. Dominguez	153,119,550	1,956,556	28,469	8,678,401
Peter Mathes	152,984,679	2,092,860	27,036	8,678,401
Nicolle Pangis	154,917,847	158,643	28,085	8,678,401
Susan M. Tolson	103,030,792	52,045,886	27,897	8,678,401

(2) Ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2026.

Votes For	Votes Against	Abstentions	Broker Non-Votes
162,927,914	832,981	22,081	—

(3) Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
152,430,850	2,593,191	80,534	8,678,401

(4) Approval of the Amended and Restated Omnibus SIP.

Votes For	Votes Against	Abstentions	Broker Non-Votes
151,005,940	4,047,028	51,607	8,678,401

Item 8.01	Other Events.
    On June 3, 2026, the Company issued a press release announcing the pricing of $500.0 million aggregate principal amount of 6.000% Senior Notes due 2034. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
    (d) Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description

10.1	OUTFRONT Media Inc. Amended and Restated Omnibus Stock Incentive Plan.

99.1	Press Release dated June 3, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

EXHIBIT INDEX

Exhibit Number	Description

10.1	OUTFRONT Media Inc. Amended and Restated Omnibus Stock Incentive Plan

99.1	Press Release dated June 3, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTFRONT MEDIA INC.

By:	/s/ Matthew Siegel
	Name:	Matthew Siegel
	Title:	Executive Vice President and
Chief Financial Officer

Date: June 3, 2026